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                                                                    Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendent No. 1 to Registration Statement of Lennar Corporation on Form S-4 of our reports dated January 11, 2000, except for Note 15, as to which the date is February 16, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1999 and to the reference to us under the heading ""Experts'' in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


                                       DELOITTE & TOUCHE LLP


Miami, Florida

March 29, 2000